EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated May 6, 2004

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial to Speak to Institutional Investors

FLUSHING, NY - MAY 6, 2004 - Flushing Financial Corporation (Nasdaq: FFIC) today announced that it has been invited to present at the Community Bank Investors Conference on Tuesday, May 11, 2004, sponsored by America's Community Bankers.

WHO	Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.
WHAT	Community Bank Investors Conference, sponsored by America's Community Bankers, which represents the nation's community banks (www.americascommunitybankers.com).
WHEN	Tuesday, May 11, 2004, 2:45 p.m, EDT
WHERE	The University Club, 1 West 54th Street, New York, New York
WEBCAST
The audio presentation will be webcast live over the Internet and will also be available for replay for 90 days thereafter. The webcast may be accessed at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=FFIC&item_id=886557.
PRESENTATION
The presentation will focus on the Company's 2004 performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingsavings.com, at 9:00 a.m. on Tuesday, May 11, 2004, and will remain available through June 30, 2004.
RECENT NEWS
April 22, 2004 - Flushing Financial Corporation Reports 2004 First Quarter Results
February 18, 2004 - Flushing Financial Corporation Increases Quarterly Dividend by 9% to $0.08 Per Share
January 27, 2004 - Flushing Financial Corporation Reports Record 2003 Fourth Quarter and Annual Results

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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